UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 3, 2007
(Date of Earliest Event Reported)

On Assignment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20540	95-4023433
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

26651 West Agoura Road, Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 878-7900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On January 3, 2007, On Assignment, Inc., a Delaware corporation (“On Assignment”), entered into an Agreement and Plan of Merger, dated as of January 3, 2007 (the “Agreement”), by and among On Assignment, On Assignment 2007 Acquisition Corp., a Delaware and a wholly-owned subsidiary of On Assignment, Oxford Global Resources, Inc., a Delaware corporation (“Oxford”) and Thomas F. Ryan, as Indemnification Representative, pursuant to which On Assignment will acquire Oxford.  According to the terms of the Agreement, On Assignment will pay $190.0 million in cash and $10.0 million in common stock for a total purchase price of $200.0 million.  In addition, Oxford shareholders have the opportunity to achieve an earn-out of up to $12.0 million based on Oxford’s 2007 and 2008 performance.  The Agreement has been approved by the boards of directors of both On Assignment and Oxford and is subject to customary closing conditions.  The transaction is expected to close in late January.  A copy of the Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 2.01               Completion of Acquisition or Disposition of Assets.

On January 3, 2007, On Assignment, Inc., a Delaware corporation (“On Assignment”) completed its acquisition of all of the capital stock of Vista Staffing Solutions, Inc. (“Vista”), pursuant to a Stock Purchase Agreement, dated as of December 20, 2006 (the “Agreement”), by and among On Assignment, VSS Holding, Inc., a Nevada corporation (“VSS”), the parent company of Vista Staffing Services, Inc., the stockholders of VSS, who own all of the issued and outstanding capital stock of VSS, and the optionholders of VSS, who own all of the outstanding company stock options of VSS.  The purchase price for all of the capital stock of VSS was $41 million plus a two year earn-out provision for up to $8 million of additional consideration based on the 2007 and 2008 performance of Vista.

Item 9.01               Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired  The financial statements of VSS required by this item are not included with this report of the completed acquisition under Item 2.01.  The required financial statements will be filed by amendment not later than 71 calendar days after the date this Form 8-K was required to be filed.

(b)  Pro Forma Financial Information.  The pro forma financial statements of VSS required by this item are not included with this report of the completed acquisition under Item 2.01.  The required pro forma financial statements will be filed by amendment not later than 71 calendar days after the date this Form 8-K was required to be filed.

(c)  Shell Company Transactions.  Not applicable.

(d)  Exhibits

Exhibit No.	Description

Exhibit 2.1

Agreement and Plan of Merger dated as of January 3, 2007 by and among On Assignment, Inc., On Assignment 2007 Acquisition Corp. and Oxford Global Resources, Inc. and Thomas F. Ryan, as Indemnification Representative.*

*       Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Assignment, Inc.

Date: January 9, 2007	By:	/s/ Kristi Wolff
	Name:	Kristi Wolff
	Title:	Vice President of Finance and Controller

Exhibit Index

Exhibit 2.1

Agreement and Plan of Merger dated as of January 3, 2007 by and among On Assignment, Inc., On Assignment 2007 Acquisition Corp. and Oxford Global Resources, Inc. and Thomas F. Ryan, as Indemnification Representative.*

*       Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally any omitted schedules to the Commission upon request.